UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2007, Torvec granted High Density Powertrain, Inc. ("HDP") of Waterford, Michigan an exclusive, worldwide license to incorporate Torvec’s Constant Velocity Joint technology(our Sphere-Gear™ CV Joint) in HDP’s family of highly powered, multifueled, fuel efficient, light weight, cost effective internal combustion piston engines. Under the license agreement, Torvec has been appointed HDP’s exclusive supplier of Sphere-Gear CV Joints at appropriately competitive prices for installation on HDP’s multifuel engines’ swash-plate mounting structures.

In consideration for the grant of the license, Torvec will receive annual royalties equal to 5% of annual gross revenues generated by the sale of HDP’s multifuel engines and 5% of gross revenues received from all sublicenses of HDP’s engine technology.

The license is limited to Torvec’s CV Joint technology and under the license agreement, Torvec retains all rights in its CV Joint technology for all applications other than its use in HDP’s multifuel engine.

HDP is in the business of providing customers with a total Powertrain solution, including an engine that is 25% of the size and weight, has 20% of the parts and a 25% increase in fuel efficiency compared to conventional engines. HDP intends to utilize Torvec’s CV Joint technology to minimize engine piston friction. HDP is affiliated with LSM System Engineering, also based in Waterford, Michigan, which is a designer and producer of some of the world’s top performance Powertrain components.

In connection with this arrangement, Mr. Clifford Carlson has agreed to join our staff as a consultant to Torvec. Cliff retired from General Motors Advanced Powertrain after more than 30 years. The owner of numerous auto-related patents, Cliff is internationally recognized for the development of the world’s first closed-loop fuel injection carbureted car in 1977 and the first production-model vehicle with a cost effective, fuel injected base engine in 1983. After retiring from General Motors as the Manager of Advanced Powertrain Architecture and Propulsion Concepts, Cliff spent the next 7 years in the same position at Ford Motor Company. At Ford, Cliff managed the development of the first Hydraulic Launch Assist system.

After his retirement from Ford, Cliff became a Powertrain consultant for the Army’s hydraulic hybrid program ("Project Hammer").

Cliff brings over 40 years of development expertise and industry-wide Powertrain contacts that can be readily applied to all of Torvec’s technologies. Cliff is a partner in HDP and is convinced that HDP’s new, highly compact, cost and fuel efficient multifuel engine will create many synergies with Torvec’s automotive technologies.

Link to Cliff's Background

http://www.torvec.com/images/LSM/CLIFF_barckground.pdf

Link to Mr. Lowe's Background

http://www.torvec.com/images/LSM/Steve_Lowe_Background.pdf

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

December 14, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO

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Exhibit Index

Exhibit No.	Description

1	License Agreement Between HDP, Inc. & Torvec, Inc. 12-12-2007
2	Consulting Agreement Between Clifford Carlson & Torvec, Inc. 12-12-2007